Exhibit 3.2

THE COMPANIES LAW

COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

APCO ARGENTINA INC.

1.           In these Articles Table A in the Schedule to the Statute does not apply and, unless there be something in the subject or context inconsistent therewith,

“Articles” means these Articles as originally framed or as from time to time altered by Special Resolution.

“The Auditors” means the persons appointed from time to time to perform the duties of auditors of the Company.

“The Company” means the above named Company.

“Debenture” means debenture stock, convertible debentures, mortgages, bonds and any other such securities of the Company whether constituting a charge on the assets of the Company or not.

“The Directors” means the directors of the Company as they may be elected from time to time.

“Dividend” includes bonus.

“Month” means calendar month.

“The Registered Office” means the registered office of the Company as it may be designated by the Directors from time to time.

“Paid-up” means paid-up and/or credited as paid-up.

“Register” means the register of members required to be kept by the Statute and/or hereunder and any duplicate thereof.

“Seal” means the common seal of the Company and includes every official seal.

“Secretary” includes an Assistant Secretary and any person appointed to perform the duties of Secretary of the Company.

“Member” shall bear the meaning ascribed to it in Section 35 of the Statute.

“Special Resolution” has the same meaning as in the Statute.

“Statute” means the Companies Law of the Cayman Islands as amended and every statutory modification or re-enactment thereof for the time being in force.

“Written” and “In writing” include all modes of representing or reproducing words in visible form.

Words importing the singular number only include the plural number and vice-versa.

Words importing the masculine gender only include the feminine gender.

Words importing persons only include corporations.

2.           The business of the Company may be commenced as soon after incorporation as the Directors shall see fit, notwithstanding that part only of the shares may have been allotted.

3.           The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company including the expenses of registration.

CERTIFICATES FOR SHARES

4.           A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued.  Share certificates representing Shares, if any, shall be in such form as the Directors may determine.  Share certificates shall be signed by one or more Directors or other person authorized by the Directors.  The Directors may authorize certificates to be issued with the authorized signature(s) affixed by mechanical process.  All certificates for shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate.  All certificates surrendered to the Company for transfer shall be cancelled and subject to these Articles no new certificate shall be issued until the former certificate representing a like number of relevant Shares shall have been surrendered and cancelled.

5.           If a share certificate be defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating evidence, as the Directors may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate.

ISSUE OF SHARES

6.           Subject to the provisions, if any, in that behalf in the Memorandum of Association and to any directions that may be given by the Company in general meeting and without prejudice to any special rights previously conferred on the holders of existing shares, the Directors may dispose of shares of the Company with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise.

7.           (a)           The Company shall maintain a register of its members.  If the Directors resolve that share certificates shall be issued, every person whose name is entered as a member in the register of members shall be entitled without payment to receive within two months after allotment or lodgement of transfer (or within such other period as the conditions of issue shall provide) one certificate for all his shares or several certificates each for one or more of his shares upon payment of fifty cents (US $0.50) for every certificate after the first or such less sum as the Directors shall from time to time determine.  Every certificate shall specify the shares to which it relates.  The Company shall not be bound to issue more than one certificate for shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

(b)           The company may maintain at its principal place of business or elsewhere at the discretion of the Directors a duplicate Register of Members which shall contain identical (or as near as may be) entries to those contained upon the original and the Directors may appoint any reputable bank or similar organization to maintain any such duplicate Register of Members.

TRANSFER OF SHARES

8.           The instrument of transfer of any share shall be in writing and shall be executed by the Transferor or on behalf of the Transferor by his duly authorized attorney and the Transferor shall be deemed to remain the holder of a share until the name of the Transferee is entered in the Register in respect thereof.  The Directors may appoint a Bank or other person for the purpose of recognizing and giving effect to a share transfer.

A written restriction on the transfer or registration of transfer of a share in the Company, if permitted by this Article and noted conspicuously on the relevant share certificate, may be enforced against the holder of the restricted share or any successor or transferee of the holder including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder.  Unless noted conspicuously on the share certificate, a restriction, even though permitted by this Article, is ineffective except against a person with actual knowledge of the restriction.

A restriction on the transfer or registration of transfer of a share in the Company may be imposed either by these Articles or by an agreement among any number of shareholders or among such shareholders and the Company.  No restriction so imposed shall be binding with respect to shares issued prior to the adoption of the restriction unless the shareholders of the shares in question are parties to the agreement containing the restriction or voted in favor of the restriction.

A restriction on the transfer of shares in the Company is permitted by this Article if it:

(1)           Obligates the shareholder of the restricted shares to offer to any other holders of shares in the Company or to any other person or to any combination of the foregoing, a prior option or right of pre-emption, to be exercised within a reasonable time, to acquire the restricted shares; or

(2)           Obligates any shareholder in the Company or any other person or any combination of the foregoing, to purchase the shares which are the subject of the agreement respecting the purchase and sale of the restricted shares; or

(3)           Requires the Company or the shareholders of any class of shares in the Company to consent to any proposed transfer of the restricted shares or to approve the proposed transferee of the restricted shares; or

(4)           Prohibits the transfer of the restricted shares to designated persons or classes of persons, and such designation is not manifestly unreasonable.

Any other lawful restriction on the transfer or registration of a transfer of shares is permitted by this Article.

9.           The Directors may in their absolute discretion decline to register any transfer of shares without assigning any reason therefor.  If the Directors refuse to register a transfer they shall notify the Transferee within two months of such refusal.

REDEEMABLE SHARES

10.           Subject to the provisions of the Statute and the Memorandum of Association, shares may be issued on the terms that they may, or at the option of the Company may, be redeemed on such terms and in such manner as the Company, before the issue of the shares, may determine.

Repurchase of Shares

10A.         Subject to the provisions of the Statute, the Company may purchase its own Shares (including any redeemable Shares) provided that the manner of repurchase is in accordance with the provisions below or the Members shall have otherwise approved the manner of purchase by Ordinary Resolution.  The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Statute, including out of capital.

The Company is hereby authorized to purchase Shares from Members from time to time in the following manner:  the purchase shall be in cash and executed pursuant to transactions negotiated between the Directors or the such other agent(s) of the Company from time to time appointed for such purpose and the relevant Member(s) at prices to be agreed between the Company and the Member holding the Shares to be purchased.  The Company shall make payment in respect of the Shares purchased by check drawn against a bank account in the United States of America and mailed to the Member entitled thereto at the address thereof in the Register of Members of the Company (or, in the case of joint holders, to the first named Member), or by such other method of payment as the Company and such Member may agree.  An agreement for the purchase of Shares concluded with any of the joint holders of any Share shall be binding on all holders of such Share.

VARIATION OF RIGHTS OF SHARES

11.           If at any time the share capital of the Company is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class, or with the sanction of a Special Resolution passed at a general meeting of the holders of the shares of that class.

The provisions of these Articles relating to general meetings shall apply to every such general meeting of the holders of one class of shares except that the necessary quorum shall be two persons holding or representing by proxy at least one-third of the issued shares of the class and that any holder of shares of the class present in person or by proxy may demand a poll.

12.           The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

COMMISSION ON SALE OF SHARES

13.           The Company may insofar as the Statute from time to time permits pay a commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any shares of the Company.   Such commission may be satisfied by the payment of cash or the lodgement of fully or partly paid-up shares or partly in one way and partly in the other.  The Company may also on any issue of shares pay such brokerage as may be lawful.

NON-RECOGNITION OF TRUSTS

14.           No person shall be recognized by the Company as holding any share upon any trust and the Company shall not be bound by or be compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future, or partial interest in any share, or any interest in any fractional part of a share, or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

CALL ON SHARES

15.           (a)            The Directors may from time to time make calls upon the members in respect of any monies unpaid on their shares (whether on account of the nominal value of the shares or by way of premium or otherwise) and not by the conditions of allotment thereof made payable at fixed terms, provided that no call shall exceed one-fourth of the nominal value of the share or be payable at less than one month from the date fixed for the payment of the last preceding call, and each member shall (subject to receiving at least fourteen days notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the shares.  A call may be revoked or postponed as the Directors may determine.  A call may be made payable by installments.

(b)           A call shall be deemed to have been made at the time when the resolution of the Directors authorizing such call was passed.

(c)            The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

16.           If a sum called in respect of a share is not paid before or on a day appointed for payment thereof, the persons from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate not exceeding ten per cent, per annum as the Directors may determine, but the Directors shall be at liberty to waive payment of such interest either wholly or in part.

17.           Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium or otherwise, shall for the purposes of these Articles be deemed to be a call duly made, notified and payable on the date on which by the terms of issue the same becomes payable, and in the case of non-payment all the relevant provisions of these Articles as to payment of interest forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

18.           The Directors may, on the issue of shares, differentiate between the holders as to the amount of calls or interest to be paid and the times of payments and, pursuant to Article 6 hereof, may declare shares to be fully paid and non-assessable at the time of their issue, in which case upon receipt of the consideration required pursuant to said Article 6 such shares shall, without more, be fully paid and non-assessable.

19.            (a)           The Directors may, if they think fit, receive from any member willing to advance the same, all or any part of the monies uncalled and unpaid upon any shares held by him, and upon all or any of the monies so advanced may (until the same would but for such advances, become payable) pay interest at such rate not exceeding (unless the Company in general meeting shall otherwise direct) seven (7%) per cent per annum, as may be agreed upon between the Directors and the member paying such sum in advance.

(b)            No such sum paid in advance of calls shall entitle the member paying such sum to any portion of a dividend declared in respect of any period prior to the date upon which such sum would, but for such payment, become presently payable.

FORFEITURE OF SHARES

20.           (a)           If a member fails to pay any call or installment of a call or to make any payment required by the terms of issue on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of the call, installment or payment remains unpaid, give notice requiring payment of so much of the call, installment or payment as is unpaid, together with any interest which may have accrued, and all expenses that have been incurred by the Company by reason of such non-payment.  Such notice shall name a day (not earlier than the expiration of fourteen days from the date of giving of the notice) on or before which the payment required by the notice is to be made, and shall state that, in the event of non-payment, at or before the time appointed the shares in respect of which such notice was given will be liable to be forfeited.

(b)           If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect.  Such forfeiture shall include all dividends declared in respect of the forfeited share and not actually paid before the forfeiture.

(c)           A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

21.           A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all monies which, at the date of forfeiture were payable by him to the Company in respect of the shares together with interest thereon, but his liability shall cease if and when the Company shall have received payment in full of all monies whenever payable in respect of the shares.

22.           A certificate in writing under the hand of one Director and the Secretary of the Company that a share in the Company has been duly forfeited on a date stated in the declaration shall be conclusive evidence of the fact therein stated as against all persons claiming to be entitled to the share.  The Company may receive the consideration given for the share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

23.           The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the term of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium as if the same had been payable by virtue of a call duly made and notified.

TRANSMISSION OF SHARES

24.           In case of the death of a member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognized by the Company as having any title to his interest in the shares, but nothing herein contained shall release the estate of any such deceased holder from any liability in respect of any share which had been held by him solely or jointly with other persons.

25.           (a)           Any person becoming entitled to a share in consequence of the death or bankruptcy of a member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Directors and subject as hereinafter provided, elect either to be registered himself as holder of the share or to make such transfer of the share to such other person nominated by him as the deceased or bankrupt person could have made and to have such person registered as the transferee thereof but the Directors shall, in either case, have the same right to decline registration as they would have had in the case of a transfer of the share by that member before his death or bankruptcy as the case may be.

(b)           If the person so becoming entitled shall elect to be registered himself as holder he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.

26.           A person becoming entitled to a share by reason of the death or bankruptcy of the holder (or in any other case than by transfer) shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company PROVIDED, HOWEVER, that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within ninety days the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

CONVERSION OF SHARES AND STOCK

27.           (a)           The Company may by ordinary resolution convert any paid-up shares into stock and re-convert any stock into paid-up shares of any denomination.

(b)           The holders of stock may transfer the same, or any part thereof, in the same manner, and subject to the same regulations as and subject to which, the shares from which the stock arose might previously to conversion have been transferred, or as near thereto as circumstances admit.  The Directors may from time to time fix the minimum amount of stock transferable, but so that such minimum shall not exceed the nominal amount of the shares from which the stock arose.

(c)           The holders of stock shall, according to the amount of stock held by them, have the same rights, privileges and advantages as regards dividends, voting at meetings of the Company and other matters as if they held the shares from which the stock arose, but no such privilege or advantage (except participation in the dividends and profits of the Company and in the assets on winding up) shall be conferred by an amount of stock which would not if existing in shares have conferred that privilege or advantage.

28.           Such of these Articles as are applicable to paid-up shares shall apply to stock and the words “share” and “shareholder” herein shall include “stock” and “stockholder”.

AMENDMENT OF MEMORANDUM OF ASSOCIATION, CHANGE OF LOCATION OF
REGISTERED OFFICE & ALTERATION OF CAPITAL

29.           (a)           Subject to and insofar as permitted by the provisions of the Statute, the Company may from time to time by ordinary resolution alter or amend its Memorandum of Association otherwise than with respect to its name and objects and may, without restricting the generality of the foregoing:

(i)           increase the share capital by such sum to be divided into shares of such amount or without nominal or par value as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

(ii)           consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(iii)           by subdivision of its existing shares or any of them divide the whole or any part of its share capital into shares of smaller amount than is fixed by the Memorandum of Association or into shares without nominal or par value;

(iv)           cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person.

(b)           All new shares created hereunder shall be subject to the same provisions with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the shares in the original share capital.

(c)           Subject to the provisions of the Statute the Company may by Special Resolution change its name or alter its objects.

(d)           Subject to the provisions of the Statute the Company may by Special Resolution redeem any of its shares or reduce its share capital, any capital Redemption Reserve Fund, or any share Premium Account.

(e)           Subject to the provisions of the Statute the Company may by resolution of the Directors change the location of its registered office.

CLOSING TRANSFER BOOK OR FIXING RECORD DATE

30.           For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Company may provide that the share or stock transfer books shall be closed for a stated period but not to exceed in any one case sixty (60) days.  If the share or stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders such books shall be closed for at least ten (10) days immediately preceding such meeting.

31.           In lieu of or apart from closing the share or stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty (50) days and, in the case of a meeting of shareholders not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders is to be taken.  If a record date is so fixed, the Directors shall cause to be prepared at least ten days before every meeting of members, a complete list of the member entitled to vote at that meeting, arranged in alphabetical order, and showing the address of each member and the number of shares registered in the name of each member.  Such list shall be open to the examination of any member, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any member who is present.

Upon the willful neg1ect or refusal of the Directors to produce such a list at any meeting for the election of directors, they shall be ineligible for election to any office at such meeting.

The Register shall be the only evidence as to who are the members entitled to examine Registers, the list required by this Article or the books of the Company, or to vote in person or by proxy at any meeting of members.

32.           If the share or stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the close of business on the day next preceding the day on which notice is given or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.  When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Article, such determination shall apply to any adjournment thereof, provided always that the Board of Directors may fix a new record date for the adjourned meeting.

GENERAL MEETING

33.           (a)           The Company shall within one year of its incorporation and in each year of its existence thereafter hold a general meeting as its Annual General Meeting and shall specify the meeting as such in the notices calling it.  The Annual General Meeting shall be held at such time and place as the Directors shall appoint and if no other time and place is prescribed by them, it shall be held’ at the registered office of the Company on the third Tuesday in July of each year at ten o’clock in the morning.

(b)           At these meetings the Directors shall be elected for the ensuing year, the annual report of the Directors shall be presented and the general business of the Company transacted.

PROVIDED ALWAYS that if the Company is exempted as defined in the Statute it may but shall not be obliged to hold an Annual General Meeting.

34.           (a)           The Directors may whenever they think fit, and they shall on the requisition of members of the Company holding at the date of the deposit of the requisition more than one half of such of the paid-up capital of the Company as at the date of the deposit carries the right of voting at general meetings of the Company, proceed to convene a general meeting of the Company.

(b)           The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Registered Office of the Company and may consist of several documents in like form each signed by one or more requisitionists.

(c)           If the Directors do not within twenty-one days from the date of the deposit of the requisition duly proceed to convene a general meeting, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three months after the expiration of the said twenty-one days.

(d)           A General Meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

(e)           If at any such general meeting a resolution requiring confirmation at another meeting is passed, the Directors shall forthwith convene a further general meeting to be held not less than ten days nor later than one month after the passing of the first resolution for the purpose of considering the resolution and if the Directors do not give notice of so convening such further general meeting within seven days from the date of the passing of the first resolution the requisitionists or any of them representing more than one-half of the total voting rights of all the requisitionists may themselves give notice and convene the general meeting.

NOTICE OF GENERAL MEETINGS

35.           Not less than ten nor more than fifty days’ notice shall be given of an Annual General Meeting or any other general meeting and a general meeting at which consideration is to be given to confirmation of any Special Resolution passed at a previous general meeting shall be held only at an interval of not less than ten days nor more than one month from the date of the meeting at which the Special Resolution was first passed.  Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and, in case of special business, the general nature of that business and shall be given, in manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company PROVIDED that a general meeting of the Company shall, whether or not the notice specified in this regulation has been given be deemed to have been duly called if it is so agreed:-

(a)           In the case of a general meeting called as an Annual General Meeting by all the members entitled to attend and vote thereat or their proxies; and

(b)           In the case of any other general meeting by a majority in number of the members having a right to attend and vote at the meeting, being a majority together holding not less than seventy-five per cent (75%) in nominal value or in the case of shares without nominal or par value seventy-five per cent (75%) of the shares in issue, or their proxies.

36.           The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a meeting by any person entitled to receive notice shall not invalidate the proceedings of that meeting.

37.           In every notice calling a meeting of the Company there shall appear with reasonable prominence a statement as to which members are entitled to attend and vote and that such members are entitled to appoint any proxies to attend and vote instead of them and that those proxies need not also be members.

PROCEEDINGS AT GENERAL MEETINGS

38.           No business shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business; the holders of more than one half of such of the paid up capital of the Company as carries the right to vote at the meeting in question present in person or by proxy shall be a quorum.

39.           Subject and without prejudice to any provisions of the Statute, a resolution in writing signed by all members for the time being entitled to receive notice of and to attend and vote at general meetings (or being corporations by their duly authorized representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

40.           If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisitions of members, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and place or to such other time or such other place as the Directors may determine and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the members present shall be a quorum.

41.           The Chairman, if any, of the Board of Directors shall preside as Chairman at every general meeting of the Company or if there is no such Chairman, or if he shall not be present within fifteen minutes after the time appointed for the holding of the meeting, or is unwilling to act, the Directors present shall elect one of their number to be Chairman of the meeting.

42.           If at any general meeting no Director is willing to act as Chairman or if no Director is present within fifteen minutes after the time appointed for holding the meeting, the members present shall choose one of their number to be Chairman of the meeting.

43.           The Chairman may, with the consent of any general meeting duly constituted hereunder, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.  When a general meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting; save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned general meeting.

44.           At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is, before or on the declaration of the result of the show of hands, demanded by the Chairman or any other member present in person or by proxy.

45.           Unless a poll be so demanded a declaration by the Chairman that a resolution has on a show of hands been carried, or carried unanimously, or by a particular majority or lost, and an entry to that effect in the Company’s Minute Book containing the Minutes of the proceedings of the meeting shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

46.           The demand for a poll may be withdrawn.

47.           Except as provided in Article 49, if a poll is duly demanded it shall be taken in such manner as the Chairman directs and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

48.           In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman of the general meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote.

49.           A poll demanded on the election of a Chairman or on a question of adjournment shall be taken forthwith.  A poll demanded on any other question shall be taken at such time as the Chairman of the general meeting directs and any business other than that upon which a poll has been demanded or is contingent thereon may be proceeded with pending the taking of the poll.

VOTES OF SHAREHOLDERS

50.           Subject to any rights or restrictions for the time being attached to any class or classes of shares, on a show of hands every member of record present in person at a general meeting shall have one vote and on a poll every member of record shall have one vote for each share registered in his name in the Register.

51.           In the case of joint holders of record the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose seniority shall be determined by the order in which the names stand in the Register of members.

52.           A member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis, or other person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis or other persons may on a poll, vote by proxy.

53.           No member shall be entitled to vote at any general meeting unless he is registered as a shareholder of the Company on the record date for such meeting or unless all calls presently payable by him in respect of shares in the Company have been paid.

54.           No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at such general meeting shall be valid for all purposes.  Any such objection made in due time shall be referred to the Chairman of the general meeting whose decision shall be final and conclusive.

55.           On a poll votes may be given either personally or by proxy.

PROXIES

56.           The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorized in writing, or, if the appointor is a corporation, either under seal, or under the hand of an officer or attorney duly authorized in that behalf.  A proxy need not be a member of the Company.

57.           The instrument appointing a proxy and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy of that power or authority, shall be deposited at the Registered Office of the Company or at such other place as is specified for that purpose in the notice convening the general meeting at any time prior to the vote in respect of which such proxy or power is exercised.

58.           The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked.  An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

59.           A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given provided that no intimation in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at the office before the commencement of the general meeting, or adjourned general meeting at which it is sought to use the proxy.

60.           Any corporation which is a member of record of the Company may in accordance with its Articles or in the absence of such provision by resolution of its Directors or other governing body authorize such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company, and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual member of record of the Company.

61.           Shares of its own stock belonging to the Company or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

DIRECTORS

62.           There shall be a Board of Directors consisting of not less than three or more than nine persons PROVIDED HOWEVER that the Company may from time to time by ordinary resolution increase or reduce the limits in the number of Directors.  The first Directors of the Company shall be determined in writing by the subscribers of the Memorandum of Association or a majority of them.

63.           The remuneration to be paid to the Directors shall be such remuneration as the Directors shall determine.  Such remuneration shall be deemed to accrue from day to day or as otherwise may be determined by the Directors.  The Director shall also be entitled to be paid their travelling, hotel and other expenses properly incurred by them in going to, attending and returning from meetings of the Directors, or any committee of the Directors, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Directors from time to time, or a combination partly of one such method and partly the other.

64.           The Directors may by resolution award special remuneration to any Director of the Company undertaking any special work or services for, or undertaking any special mission on behalf of the Company other than his ordinary routine work as a Director.   Any fees paid to a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

65.           A Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

66.           A Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

67.           A shareholding qualification for Directors may be fixed by the Company in general meeting, but unless and until so fixed no qualification shall be required.

68.           A Director of the Company may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as shareholder or otherwise and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

69.           No person shall be disqualified from the office of Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director shall be in any way interested be void or voidable, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established.   A Director shall be at liberty to vote in respect of any contract or transaction in which he is so interested as aforesaid PROVIDED HOWEVER that the nature of the interest of any Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

70.           A general notice that a Director is a shareholder of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure under Article 69 and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

POWERS AND DUTIES OF DIRECTORS

71.           The business and affairs of the Company shall be managed by or under the direction of the Directors who may pay all expenses incurred in promoting, registering and setting up the Company, and may exercise all such powers of the Company as are not, from time to time by the Statute, or by these Articles, or such regulations, being not inconsistent with the aforesaid, as may be prescribed by the Company in general meeting required to be exercised by the Company in general meeting PROVIDED HOWEVER that no regulations made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that regulation had not been made.

72.           The Directors may from time to time and at any time by powers of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit and may also authorize any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

73.           All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall from time to time by resolution determine.

74.           The Directors shall cause Minutes to be made in books provided for the purpose -

(a)	of all appointments of officers made by the Directors;

(b)	of the names of the Directors (including those represented thereat by proxy) present at each meeting of the Directors and of any committee of the Directors;

(c)	of all resolutions and proceedings at all meetings of the Company, and of the Directors, and of Committees of Directors.

75.           The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependents and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

76.           The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital stock or any part thereof and to issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

77.           (a)           The Directors may at any meeting of the Board of Directors approve subject as hereinafter provided the sale, leasing, or exchange of all or substantially all of the property and assets of the Company, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or other property, including shares of stock in, and/or other securities of, any other corporation or corporations, as the Directors deem expedient and for and in the best interests of the Company, subject to the confirmation of an ordinary resolution adopted by a majority of the shareholders of the Company entitled to vote thereon at a meeting thereof duly called upon at least 20 days notice.  The notice of the meeting shall state that such a resolution will be considered.

(b)           Notwithstanding the shareholders authorization or consent to a proposed sale, lease or exchange of the Company’s property and assets, as aforesaid, the Directors may abandon such proposed sale, lease or exchange without further action by the shareholders, subject to the rights, if any, of third parties under any contract relating thereto.

(c)           The authorization or consent of the shareholders to the mortgage or pledge of the Company’s property and assets shall not be necessary.

LOCAL MANAGEMENT

78.           (a)           The Directors may from time to time provide for the management of the affairs of the Company abroad in such manner as they shall think fit and the provisions contained in the three next following paragraphs shall be without prejudice to the general powers conferred by this paragraph.

(b)           The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company abroad and may appoint any persons to be members of such committees or local boards or any managers or agents and may fix their remuneration.

(c)           The Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorize the members for the time being of any such local board, or any of them to fill up any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit; the Directors may at any time remove any person so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

(d)           Any such delegates as aforesaid may be authorized by the Directors to sub-delegate all or any of the powers, authorities, and discretions for the time being vested in them.

PROCEEDINGS OF DIRECTORS

79.           Except as otherwise provided by these Articles the Directors shall meet together for the despatch of business, convening, adjourning and otherwise regulating their meetings as they think fit.  Questions arising at any meeting shall be decided by a majority of votes of the Directors present at a meeting at which there is a quorum.

80.           A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors by at least two days’ notice in writing to every Director to which notice the provisions of Articles 35 and 36 shall, mutatis mutandis apply as if it were a notice to members of a general meeting unless notice is waived by all the Directors either at, before or after the meeting is held and PROVIDED FURTHER if notice is given in person, by telegram, telex, cablegram or wireless the same shall be deemed to have been given on the day it is delivered to the Directors or transmitting organization as the case may be.

81.           The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and unless so fixed shall be at least half of the number of persons comprising the Board of Directors.

82.           The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

83.           The Directors may elect a Chairman of their Board and determine the period for which he is to hold office; but if no such Chairman is elected, or if at any meeting the Chairman is not present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be Chairman of the meeting,.

84.           The Directors may delegate any of their powers to committees consisting of such member or members of the Board of Directors as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

85.           A committee may meet and adjourn as it thinks proper.  Questions arising at any meeting shall be determined by a majority of votes of the members present.

86.           All acts done by any meeting of the Directors or of a committee of Directors shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and qualified to be a Director.

87.           A resolution in writing, signed by all the Directors or all the Directors constituting the Committee in question for the time being shall be as valid and effectual as if it had been passed at a meeting of the Directors or the Committee in question duly convened and held.

88.           (a)           A Director may be represented at any meetings of the Board of Directors by a proxy appointed by him in which event the presence or vote of the proxy shall for all purposes be deemed to be that of the Director.

(b)           The provisions of Articles 56 - 59 shall mutatis mutandis apply to the appointment of proxies by Directors.

89.           (a)           Attendance of a director at a meeting of the Directors shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.  A written waiver of notice or manner of calling any such meeting signed by the Director or Directors entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice.  The signatures of the Directors subscribed to the minutes of a meeting shall be deemed and taken to be the written waiver of notice hereinabove provided.

(b)           The Directors of the Company may hold its meetings, and have an office or offices, outside of the Cayman Islands.

VACATION OF OFFICE OF DIRECTOR

90.           The office of a Director shall be vacated:

(a)	If he gives notice in writing to the Company that he resigns the office of Director;

(b)
If he absents himself from three consecutive meetings of the Board of Directors without special leave of absence from the Directors, and they pass a resolution that he has by reason of such absence vacated office;

(c)	If he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally;

(d)	If he is found a lunatic or becomes of unsound mind.

ROTATION OF DIRECTORS

91.           At the first Annual General Meeting of the Company all the Directors shall retire from office, and at the Annual General Meeting in every subsequent year one-third of the Directors or, if their number is not three or a multiple of three, then the number nearest one-third, shall retire from office.

92.           The Directors to retire in every year shall be those who have been longest in office since their last election, but as between persons who became Directors on the same day those to retire shall, (unless they otherwise agree among themselves) be determined by lot.

93.           Any person including a retiring Director shall be eligible for election or re-election to the Office of Director at any Annual General Meeting.

94.           The Company at the meeting at which a Director retires in manner aforesaid may fill the vacated office by electing a person thereto, and in default the retiring Director shall if offering himself for re-election be deemed to have been re-elected, unless at such meeting it is expressly resolved not to fill such vacated office or unless a resolution for the re-election of such Director shall have been put to the meeting and lost.

95.           The Company may from time to time by ordinary resolution increase or reduce the number of Directors, and may also determine in what rotation the increased or reduced number is to go out of office.

96.           The Directors shall have power at any time, and from time to time, to appoint any person to be a Director either to fill a casual vacancy or as an addition to the existing Directors, but so that the total number of Directors shall not at any time exceed the number fixed in accordance with these articles.  Any Director so appointed shall hold office until the next following Annual General Meeting, and shall then be eligible for re-election but shall not be taken into account in determining the Directors who are to retire by rotation at such meeting.

97.           The Company may by ordinary resolution, remove any Director before the expiration of his period of office notwithstanding anything in these regulations or in any agreement between the company and such Director.

98.           The Company may by ordinary resolution appoint another person in place of a Director removed from office under the immediately preceding article, and without prejudice to the powers of the directors under article 96 the Company in general meeting may appoint any person to be a Director either to fill a casual vacancy or as an additional Director.  A person appointed in place of a Director so removed or to fill such a vacancy shall be subject to retirement at the same time as if he had become a Director on the day on which the Director in whose place he is appointed was last elected a Director.

PRESUMPTION OF ASSENT

99.           A Director of the Company who is present at a meeting of the Board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the Minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Company immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a Director who voted in favour of such action.

SEAL

100.           The Seal shall only be used by the authority of the Directors of of a committee of the Directors authorized by the Directors in that behalf and every instrument to which the Seal has been affixed shall be signed by one person who shall be a Director or officer of the Company and countersigned by another person who shall be either the Secretary or Secretary-Treasurer or another Director or some person appointed by the Directors for the purpose.  PROVIDED THAT the Company may have for use in any territory district or place not situate in the Cayman Islands, an official seal which shall be a facsimile of the common seal of the Company with the addition on its face of the name of every territory district or place where it is to be used.  PROVIDED FURTHER THAT a Director, Secretary or other officer may affix the Seal of the Company over his signature alone to any document of the Company required to be authenticated by him under Seal.

OFFICERS

101.           The Company may have a Chairman and a President, a Vice President or Vice Presidents, a Treasurer or Vice Treasurers and shall have a Secretary appointed by the Directors who may also from time to time appoint such other officers as they consider necessary, and all for such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors from time to time prescribe.

102.           A provision of the Statute or these Articles requiring or authorizing a thing to be done by a Director and an Officer shall not be satisfied by its being done by the one person acting in the dual capacity of Director and Officer.

DIVIDENDS AND RESERVE

103.           Subject to the Statute, the Directors may from time to time declare dividends on shares of the Company outstanding and authorize payment of the same out of the funds of the Company.

104.           The Directors may, before declaring any dividends, set aside such sums as they think proper as a reserve or reserves which shall at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the like discretion, be employed in the business of the Company, and may abolish any such reserve.

105.           No dividend or distribution shall be paid except out of the realized or unrealized profits of the Company, or out of the share premium account or as otherwise permitted by the Statute.

106.           Subject to the rights of persons, if any, entitled to shares with special rights as to dividends, if dividends are to be declared on a class of shares they shall be declared and paid rateably on the shares of such class outstanding PROVIDED HOWEVER that dividends so payable on partly paid shares shall be applied on the purchase price and shall not, except to the extent of any excess, be paid to the holder of such shares, but no amount paid or credited as paid on a share in advance of calls shall be treated for the purpose of this Article as paid on the share.

107.           The Directors may deduct from any dividend payable to any member all sums of money (if any) presently payable by him to the Company on account of calls on shares.

108.           The Directors may declare that any dividend or bonus be paid wholly or partly by the distribution of specific assets and in particular of paid up shares, debentures, or debenture stock of itself or of any other Company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of all members and may vest any such specific assets in trustees as may seem expedient to the Directors.

109.           Any dividend, interest or other monies payable in cash in respect of shares may be paid by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the holder who is first named on the register of members or to such person and to such address as such holder or joint holders may in writing direct.  Every such cheque or warrant shall be made payable to the order of the person to whom it is sent.  Any one or two or more joint holders may give effectual receipts for any dividends, bonuses, or other monies payable in respect of the share held by them as joint holders.

110.           No dividend shall bear interest against the Company.

111.           The Directors shall cause proper books of account to be kept with respect to:

(a)	all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place;

(b)	all sales and purchases of goods by the Company;

(c)	the assets and liabilities of the Company.

Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give true and fair view of the state of the Company’s affairs and to explain its transactions.

A Director shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the Company by any of its officers, or by its auditor, or, by an appraiser selected with reasonable care by the Directors or by any committee of Directors, or in relying in good faith upon other records of the Company.

112.           Any member, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Register and the other books, accounts, and records, and to make copies or extracts therefrom.  A proper purpose shall mean a purpose reasonably related to such person’s interest as a member.  In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the member.  The demand under oath shall be directed to the Company at its registered office or at its principal place of business.  The Directors may confer upon the holders of any Debentures, or other obligations issued by the Company the same right of inspection of its books, accounts and records,  and also any other rights, which the members of the Company have by reason of the provisions of these Articles.

113.           The Directors shall from time to time cause to be prepared and to be laid before the Company, in general meeting Profit and Loss Accounts, Balance Sheets, group accounts (if any) and such other reports and accounts as may be required by law.

AUDIT

114.           The Company may at any Annual General Meeting appoint an auditor or auditors of the Company who shall hold office until the next Annual General Meeting and may fix his or their remuneration.

115.           The Directors may before the first Annual General Meeting appoint an auditor or auditors of the Company who shall hold office until the first Annual General Meeting unless previously removed by a resolution of the shareholders in general meeting in which case the shareholders at that meeting may appoint auditors.   The Directors may fill any casual vacancy in the office of auditor but while any such vacancy continues the surviving or continuing auditor or auditors, if any, may act.   The remuneration of any auditor appointed by the Directors under this Article may be fixed by the Directors.

116.           Every auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be, entitled to require from the Directors and Officers of the Company such information and explanation as may be necessary for the performance of the duties of the auditors..

117.           Auditors shall at the next Annual General Meeting following their appointment and at any other time during their term of office, upon request of the Directors or any general meeting of the shareholders, make a report on the accounts of the Company in general meeting during their tenure of office.

NOTICES

118.           Notices shall be in writing and may be given by the Company to any member of record either personally or by sending it by post, cable or telex to him or to his address as shown in the register of members.

119.           (a)           Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre-paying and posting a letter containing the notice, and to have been effected at the expiration of sixty hours after the letter containing the same is posted as aforesaid.

(b)           Where a notice is sent by cable or telex service of the notice shall be deemed to be effected by properly addressing pre-paying and sending through a transmitting organization the notice, and to have been effected at the expiration of forty-eight hours after the same is sent as foresaid.

120.           A notice may be given by the Company to the joint holders of record of a share by giving the notice to the joint holder first named on the register of members in respect of the share.

121.           A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a share or shares in consequence of the death or bankruptcy of a member of record by sending it through the post as aforesaid in a pre-paid letter addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankruptcy, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

122.           Notice of every general meeting shall be given in any manner hereinbefore authorized to every person shown as a member in the register of members as of the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the register of members.  No other person shall be entitled to receive notices of general meetings.

WINDING UP

123.           If the Company shall be wound up the Liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Statute, divide amongst the members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the members or different classes of members.  The Liquidator may with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the Liquidator, with the like sanction, shall think fit, but so that no member shall be compelled to accept any shares or other securities whereon there is any liability.

124.           If the Company shall be wound up, and the assets available for distribution amongst the member as such shall be insufficient to repay the whole of the paid-up capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the members in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up on the shares held by them respectively.  And if in a winding up the assets available for distribution amongst the members shall be more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed amongst the members in proportion to the capital at the commencement of the winding up paid up on the shares held by them respectively.   This Article is to be without prejudice to the rights of the holders of shares issued upon special terms and conditions.

INDEMNITY

125.         (a)           To the extent that a Director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Clause 5 of the Memorandum of Association, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(b)           Any indemnification aforesaid (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Clause 5 of the Memorandum of Association.  Such determination shall be made (1) by the Directors by majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable or, even if obtainable and a quorum of disinterested directors so directed, by legal counsel in a written opinion, or (3) by Ordinary Resolution.

(c)           Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Directors in the specific case upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Company as authorized in this section.

(d)           The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement, vote of members or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(e)           The Directors may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Article.

(f)           For purposes of this Article, references to “the Company” shall include, in addition to the resulting company, any constituent company (including any constituent of a constituent) absorbed in a consolidation which, if its separate existence had continued, would have had power and authority to indemnity its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent company, or is or was serving at the request of such constituent company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this section with respect to the resulting or surviving company as he would have with respect to such constituent company if its separate existence had continued.

FISCAL YEAR

126.           The Fiscal year of the company shall begin concurrently with the calendar year unless the Director prescribe some other period therefor.

AMENDMENTS OF ARTICLES

127.           Subject to the Statute, the Company may at any time and from time to time by Special Resolution alter or amend these Articles in whole or in part.